Exhibit 99.1

For Immediate Release

Contact:                 Shareholder Relations
951-271-4232
shareholderinfo@vineyardbank.com

Vineyard National Bancorp Schedules Hearing with NASDAQ and Submits Plan to AMEX Regarding Previously Announced Delay in 10-K Filing

Corona, California (April 22, 2008) – Vineyard National Bancorp (NASDAQ:VNBC; AMEX:VXC.PR.D) (the “Company”) has scheduled a hearing with the NASDAQ Listing Qualifications Panel (the “NASDAQ Panel”) on May 22, 2008 to review the NASDAQ Panel’s determination regarding the suspension and delisting of the Company’s common stock on The NASDAQ Global Select Market.  These events have occurred due to the Company’s failure to timely file its Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2007.  Pending a decision by the NASDAQ Panel, the Company’s common stock will remain listed under the ticker symbol VNBC on The NASDAQ Global Select Market. There can be no assurance that the NASDAQ Panel will grant the Company’s request for continued listing.

On April 16, 2008, the Company submitted a plan (the “Plan”) to The American Stock Exchange (“AMEX”) advising AMEX of action the Company has taken and will take that will bring the Company into compliance with Sections 134 and 1101 of the AMEX Company Guide.  If the AMEX Listings Qualifications Department accepts the Plan, the Company will remain listed during the period of the Plan, during which time the Company will be subject to periodic review to determine whether the Company is making progress consistent with the Plan.  If the AMEX Listings Qualifications Department does not accept the Plan, the Company will be subject to delisting proceedings.  The Company’s 7.5% Series D Noncumulative Preferred Stock is listed on AMEX.

The Company intends to file the 2007 Form 10-K with the Securities Exchange Commission (“SEC”) promptly upon the completion of the audit of the consolidated financial statements for the year ended December 31, 2007.

About Vineyard National Bancorp

The Company is a $2.5 billion financial holding company headquartered in Corona, and the parent company of Vineyard Bank, N.A. (“Vineyard”), 1031 Exchange Advantage Inc., and 1031 Funding & Reverse Corp. (collectively, "the exchange companies").  Vineyard also headquartered in Corona, operates through 16 full-service banking centers and four regional financial centers in the counties of Los Angeles, Marin, Monterey, Orange, Riverside, San Bernardino, San Diego, Santa Clara and Ventura, Calif. The exchange companies are headquartered in Encinitas, Calif. The Company's common stock is traded on the NASDAQ Global Select Market under the symbol "VNBC." For additional information on the Company visit www.vnbcstock.com or for additional information on Vineyard and to access internet banking, please visit www.vineyardbank.com. For additional information on the exchange companies visit www.1031exchangeadvantage.com.

Forward-Looking Statements

Certain matters discussed herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company's ability to control or predict. Important factors that may cause actual results to differ materially and could impact the Company and the statements contained herein can be found in the Company's filings with the SEC including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. For forward-looking statements herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and other protections under the Federal securities laws. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.